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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 31, 2001 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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Arthur Andersen LLP
June 14, 2001